Exhibit 99.1

	DIONEX CORPORATION

	STOCK OPTION PLAN

	(As Amended and Restated July 28, 1997)



1.	PURPOSES.
	(a)	The purpose of the Plan is to provide a means by
which selected Employees of and Consultants to the Company,
and its Affiliates, may be given an opportunity to purchase
stock of the Company.
	(b)	The Company, by means of the Plan, seeks to retain
the services of persons who are now Employees of or
Consultants to the Company or its Affiliates, to secure and
retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
	(c)	The Company intends that the Options issued under
the Plan shall, in the discretion of the Board or any
Committee to which responsibility for administration of the
Plan has been delegated pursuant to subsection 3(c), be
either Incentive Stock Options or Nonstatutory Stock
Options.  All Options shall be separately designated
Incentive Stock Options or Nonstatutory Stock Options at the
time of grant, and in such form as issued pursuant to
Section 6, and a separate certificate or certificates will
be issued for shares purchased on exercise of each type of
Option.
2.	DEFINITIONS.
 	(a)	"Affiliate" means any parent corporation or
subsidiary corporation, whether now or hereafter existing,
as those terms are defined in Sections 424(e) and (f)
respectively, of the Code.
	(b)	"Board" means the Board of Directors of the
Company.
	(c)	"Code" means the Internal Revenue Code of 1986, as
amended.
	(d)	"Committee" means a Committee appointed by the
Board in accordance with subsection 3(c) of the Plan.
	(e)	"Company" means Dionex Corporation, a Delaware
corporation.
	(f)	"Consultant" means any person, including an
advisor, engaged by the Company or an Affiliate to render
consulting services and who is compensated for such
services, provided that the term "Consultant" shall not
include Directors who are paid only a director's fee by the
Company or who are not compensated by the Company for their
services as Directors.
	(g)	"Continuous Status as an Employee or Consultant"
means the employment or relationship as a Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an
Employee or Consultant shall be considered interrupted in
the case of:  (i) any leave of absence approved by the
Board, including sick leave, military leave, or any other
personal leave; or (ii) transfers between locations of the
Company or between the Company, Affiliates or their
successors.
	(h)	"Covered Employee" means the chief executive
officer and the four (4) other highest compensated officers
of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as
determined for purposes of Section 162(m) of the Code.
	(i)	"Director" means a member of the Board.
	(j)	"Employee" means any person, including Officers
and Directors, employed by the Company or any Affiliate of
the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
	(k)	"Exchange Act" means the Securities Exchange Act
of 1934, as amended.
	(l)	"Fair Market Value" means, as of any date, the
value of the common stock of the Company determined as
follows:
		(1)	If the common stock is listed on any
established stock exchange or a national market system,
including without limitation the Nasdaq National Market, the
Fair Market Value of a share of common stock shall be the
closing sales price for such stock (or the closing bid, if
no sales were reported) as quoted on such system or exchange
(or the exchange with the greatest volume of trading in
common stock) on the last market trading day prior to the
day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
		(2)	If the common stock is not quoted on the
Nasdaq National Market, or if the common stock is regularly
quoted by a recognized securities dealer but selling prices
are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
		(3)	In the absence of an established market for
the common stock, the Fair Market Value shall be determined
in good faith by the Board.
	(m)	"Incentive Stock Option" means an Option intended
to qualify as an incentive stock option within the meaning
of Section 422 of the Code and the regulations promulgated
thereunder.
	(n)	"Non-Employee Director" means a Director who
either (i) is not a current Employee or Officer of the
Company or its parent or subsidiary, does not receive
compensation (directly or indirectly) from the Company or
its parent or subsidiary for services rendered as a
Consultant or in any capacity other than as a Director
(except for an amount as to which disclosure would not be
required under Item 404(a) of Regulation S-K promulgated
pursuant to the Securities Act of 1933 ("Regulation S-K"),
does not possess an interest in any other transaction as to
which disclosure would be required under Item 404(a) of
Regulation S-K, and is not engaged in a business
relationship as to which disclosure would be required under
Item 404(b) of Regulation S-K; or (ii) is otherwise
considered a "non-employee director" for purposes of Rule
16b-3.
	(o)	"Nonstatutory Stock Option" means an Option not
intended to qualify as an Incentive Stock Option.
	(p)	"Officer" means a person who is an officer of the
Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
	(q)	"Option" means a stock option granted pursuant to
the Plan.
	(r)	"Option Agreement" means a written agreement
between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option
Agreement shall be subject to the terms and conditions of
the Plan.
	(s)	"Optionee" means an Employee or Consultant who
holds an outstanding Option.
	(t)	"Outside Director" means a Director who either
(i) is not a current employee of the Company or an
"affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services
(other than benefits under a tax qualified pension plan),
was not an officer of the Company or an "affiliated
corporation" at any time, and is not currently receiving
direct or indirect remuneration from the Company or an
"affiliated corporation" for services in any capacity other
than as a Director, or (ii) is otherwise considered an
"outside director" for purposes of Section 162(m) of the
Code.
	(u)	"Plan" means this Dionex Corporation Stock Option
Plan.
	(v)	"Rule 16b-3" means Rule 16b-3 of the Exchange Act
or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
3.	ADMINISTRATION.
	(a)	The Plan shall be administered by the Board unless
and until the Board delegates administration to a Committee, as provided in subsection 3(c).
	(b)	The Board shall have the power, subject to, and
within the limitations of, the express provisions of the
Plan:
		(1)	To determine from time to time which of the
persons eligible under the Plan shall be granted Options;
when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock
Option; the provisions of each Option granted (which need
not be identical), including the time or times such Option
may be exercised in whole or in part; and the number of
shares for which an Option shall be granted to each such
person.
		(2)	To construe and interpret the Plan and
Options granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in
a manner and to the extent it shall deem necessary or
expedient to make the Plan fully effective.
		(3)	To amend the Plan or an Option as provided in
Section 11.
		(4)	Generally, to exercise such powers and to
perform such acts as the Board deems necessary or expedient
to promote the best interests of the Company.
	(c)	The Board may delegate administration of the Plan
to a committee composed of not fewer than two (2) members
(the "Committee"), all of the members of which Committee may be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors.  If administration is
delegated to a Committee, the Committee shall have, in
connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this
Plan to the Board shall thereafter be to the Committee),
subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to
time by the Board.  The Board may abolish the Committee at
any time and revest in the Board the administration of the
Plan.  Notwithstanding anything in this Section 3 to the
contrary, the Board or the Committee may delegate to a
committee of one or more members of the Board the authority
to grant Options to eligible persons who (1) are not then
subject to Section 16 of the Exchange Act and/or (2) are
either (i) not then Covered Employees and are not expected
to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of
the Code.
4.	SHARES SUBJECT TO THE PLAN.
	(a)	Subject to the provisions of Section 10 relating
to adjustments upon changes in stock, the stock that may be
sold pursuant to Options shall not exceed in the aggregate
Three Million (3,000,000) shares of the Company's common
stock.  If any Option shall for any reason expire or
otherwise terminate, in whole or in part, without having
been exercised in full, the stock not purchased under such
Option shall revert to and again become available for
issuance under the Plan.
	(b)	The stock subject to the Plan may be unissued
shares or reacquired shares, bought on the market or
otherwise.
5.	ELIGIBILITY.
	(a)	Incentive Stock Options may be granted only to
Employees.  Nonstatutory Stock Options may be granted only
to Employees or Consultants.
	(b)	No person shall be eligible for the grant of an
Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the
Code) stock possessing more than ten percent (10%) of the
total combined voting power of all classes of stock of the
Company or of any of its Affiliates unless the exercise
price of such Option is at least one hundred ten percent
(110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable
after the expiration of five (5) years from the date of
grant.
	(c)	Subject to the provisions of Section 10 relating
to adjustments upon changes in stock, no person shall be
eligible to be granted Options covering more than two
hundred thousand (200,000) shares of the Company's common
stock in any twelve (12)-month period.
6.	OPTION PROVISIONS.
	Each Option shall be in such form and shall contain
such terms and conditions as the Board shall deem
appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the
Option or otherwise) the substance of each of the following
provisions:
	(a)	Term.  No Option shall be exercisable after the
expiration of ten (10) years from the date it was granted.
	(b)	Price.  The exercise price of each Incentive Stock
Option shall be not less than one hundred percent (100%) of
the Fair Market Value of the stock subject to the Option on
the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject
to the Option on the date the Option is granted.
	(c)	Consideration.  The purchase price of stock
acquired pursuant to an Option shall be paid, to the extent
permitted by applicable statutes and regulations, either
(i) in cash at the time the Option is exercised, or (ii) at
the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of
other common stock of the Company, (B) according to a
deferred payment or other arrangement (which may include,
without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom
the Option is granted or to whom the Option is transferred
pursuant to subsection 6(d), or (C) in any other form of
legal consideration that may be acceptable to the Board.  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the
minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under
the deferred payment arrangement.  Notwithstanding anything
to the foregoing, the "par value" of the common stock may
not be paid by deferred payment.
	(d)	Transferability.  An Incentive Stock Option shall
not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the
lifetime of the person to whom the Incentive Stock Option is granted only by such person.  A Nonstatutory Stock Option
may be transferred to the extent provided in the Option
Agreement; provided that if the Option Agreement does not
expressly permit the transfer of a Nonstatutory Stock
Option, the Nonstatutory Stock Option shall not be
transferable except by will, by the laws of descent and
distribution or pursuant to a domestic relations order
satisfying the requirements of Rule 16b-3, and shall be
exercisable during the lifetime of the person to whom the
Option is granted only by such person or any transferee
pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be
entitled to exercise the Option.
	(e)	Vesting.  The total number of shares of stock
subject to an Option may, but need not, be allotted in
periodic installments (which may, but need not, be equal).
The Option Agreement may provide that from time to time
during each of such installment periods, the Option may
become exercisable ("vest") with respect to some or all of
the shares allotted to that period, and may be exercised
with respect to some or all of the shares allotted to such
period and/or any prior period as to which the Option became vested but was not fully exercised.  The Option may be
subject to such other terms and conditions on the time or
times when it may be exercised (which may be based on
performance or other criteria) as the Board may deem
appropriate.  The provisions of this subsection 6(e) are
subject to any Option provisions governing the minimum
number of shares as to which an Option may be exercised.
	(f)	Securities Law Compliance.  The Company may
require any Optionee, or any person to whom an Option is
transferred under subsection 6(d), as a condition of
exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to
employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in
financial and business matters, and that he or she is
capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the
Option; and (2) to give written assurances satisfactory to
the Company stating that such person is acquiring the stock
subject to the Option for such person's own account and not
with any present intention of selling or otherwise
distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the
exercise of the Option has been registered under a then
currently effective registration statement under the
Securities Act of 1933, as amended (the "Securities Act"),
or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need
not be met in the circumstances under the then applicable
securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued
under the Plan as such counsel deems necessary or
appropriate in order to comply with applicable securities
laws, including, but not limited to, legends restricting the transfer of the stock.
	(g)	Termination of Employment or Relationship as a
Consultant.  In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the
Optionee's death or disability), the Optionee may exercise
his or her Option (to the extent that the Optionee was
entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the
date thirty (30) days after the termination of the
Optionee's Continuous Status as an Employee or Consultant
(or such longer or shorter period specified in the Option
Agreement) or (ii) the expiration of the term of the Option
as set forth in the Option Agreement.  If, after
termination, the Optionee does not exercise his or her
Option within the time specified in the Option Agreement,
the Option shall terminate, and the shares covered by such
Option shall revert to and again become available for
issuance under the Plan.
	(h)	Disability of Optionee.  In the event an
Optionee's Continuous Status as an Employee or Consultant
terminates as a result of the Optionee's disability, the
Optionee may exercise his or her Option (to the extent that
the Optionee was entitled to exercise it at the date of
termination), but only within such period of time ending on
the earlier of (i) the date one (1) year following such
termination (or such longer or shorter period specified in
the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Optionee is not entitled to
exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If,
after termination, the Optionee does not exercise his or her
Option within the time specified herein, the Option shall
terminate, and the shares covered by such Option shall
revert to and again become available for issuance under the
Plan.
	(i)  Death of Optionee.  In the event of the death of
an Optionee during, or within a period specified in the
Option Agreement after the termination of, the Optionee's
Continuous Status as an Employee or Consultant, the Option
may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's
estate, by a person who acquired the right to exercise the
Option by bequest or inheritance or by a person designated
to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the
date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, at
the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the
unexercisable portion of the Option shall revert to and
again become available for issuance under the Plan.  If,
after death, the Option is not exercised within the time
specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become
available for issuance under the Plan.
	(j)	Early Exercise.  The Option may, but need not,
include a provision whereby the Optionee may elect at any
time while an Employee or Consultant to exercise the Option
as to any part or all of the shares subject to the Option
prior to the full vesting of the Option.  Any unvested
shares so purchased may be subject to a repurchase right in
favor of the Company or to any other restriction the Board
determines to be appropriate.
	(k)	Withholding.  To the extent provided by the terms
of an Option Agreement, the Optionee may satisfy any
federal, state or local tax withholding obligation relating
to the exercise of such Option by any of the following means or by a combination of such means:  (1) tendering a cash
payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the
Optionee as a result of the exercise of the Option; or (3)
delivering to the Company owned and unencumbered shares of
the common stock of the Company.
7.	COVENANTS OF THE COMPANY.
	(a)	During the terms of the Options, the Company shall
keep available at all times the number of shares of stock
required to satisfy such Options.
	(b)	The Company shall seek to obtain from each
regulatory commission or agency having jurisdiction over the
Plan such authority as may be required to issue and sell
shares of stock upon exercise of the Options; provided,
however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any
Option or any stock issued or issuable pursuant to any such
Option.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the
authority which counsel for the Company deems necessary for
the lawful issuance and sale of stock under the Plan, the
Company shall be relieved from any liability for failure to
issue and sell stock upon exercise of such Options unless
and until such authority is obtained.
8.	USE OF PROCEEDS FROM STOCK.
	Proceeds from the sale of stock pursuant to Options
shall constitute general funds of the Company.
9.	MISCELLANEOUS.
	(a)	The Board shall have the power to accelerate the
time at which an Option may first be exercised or the time
during which an Option or any part thereof will vest
pursuant to subsection 6(e), notwithstanding the provisions
in the Option stating the time at which it may first be
exercised or the time during which it will vest.
	(b)	Neither an Optionee nor any person to whom an
Option is transferred under subsection 6(d) shall be deemed
to be the holder of, or to have any of the rights of a
holder with respect to, any shares subject to such Option
unless and until such person has satisfied all requirements
for exercise of the Option pursuant to its terms.
	(c)	Nothing in the Plan or any instrument executed or
Option granted pursuant thereto shall confer upon any
Employee or Consultant or Optionee any right to continue in
the employ of the Company or any Affiliate (or to continue
acting as a Consultant) or shall affect the right of the
Company or any Affiliate to terminate the employment or
relationship as a Consultant of any individual with or
without cause.
	(d)	To the extent that the aggregate Fair Market Value
(determined at the time of grant) of stock with respect to
which Incentive Stock Options are exercisable for the first
time by any Optionee during any calendar year under the Plan and all other stock plans of the Company and its Affiliates
exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to
the order in which they were granted) shall be treated as Nonstatutory Stock Options.
10.	ADJUSTMENTS UPON CHANGES IN STOCK.
	(a)	If any change is made in the stock subject to the
Plan, or subject to any Option (through merger,
consolidation, reorganization, recapitalization, stock
dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the
Plan will be appropriately adjusted in the class(es) and
maximum number of shares subject to the Plan pursuant to
subsection 4(a) and the maximum number of shares subject to
award to any person during any twelve (12) month period
pursuant to subsection 5(c), and the outstanding Options
will be appropriately adjusted in the class(es) and number
of shares and price per share of stock subject to such
outstanding Options.
	(b)	In the event of:  (1) a dissolution, liquidation
or sale of substantially all of the assets of the Company;
(2) a merger or consolidation in which the Company is not
the surviving corporation; or (3) a reverse merger in which
the Company is the surviving corporation but the shares of
the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other
property, whether in the form of securities, cash or
otherwise, then to the extent permitted by applicable law:
(i) any surviving corporation shall assume any Options
outstanding under the Plan or shall substitute similar
Options for those outstanding under the Plan, or (ii) such
Options shall continue in full force and effect.  In the
event any surviving corporation refuses to assume or
continue such Options, or to substitute similar options for
those outstanding under the Plan, then, with respect to
Options held by persons then performing services as
Employees or Consultants, the time during which such Options may be exercised shall be accelerated and the Options
terminated if not exercised prior to such event.
11.	AMENDMENT OF THE PLAN AND OPTIONS.
	(a)	The Board at any time, and from time to time, may
amend the Plan.  However, except as provided in Section 10
relating to adjustments upon changes in stock, no amendment
shall be effective unless approved by the stockholders of
the Company to the extent stockholder approval is necessary
for the Plan to satisfy the requirements of Section 422 of
the Code, Rule 16b-3 or any Nasdaq or securities exchange
listing requirements.
	(b)	The Board may in its sole discretion submit any
other amendment to the Plan for stockholder approval,
including, but not limited to, amendments to the Plan
intended to satisfy the requirements of Section 162(m) of
the Code and the regulations promulgated thereunder
regarding the exclusion of performance-based compensation
from the limit on corporate deductibility of compensation
paid to certain executive officers.
	(c)	It is expressly contemplated that the Board may
amend the Plan in any respect the Board deems necessary or
advisable to provide Optionees with the maximum benefits
provided or to be provided under the provisions of the Code
and the regulations promulgated thereunder relating to
Incentive Stock Options and/or to bring the Plan and/or
Incentive Stock Options granted under it into compliance
therewith.
	(d)	Rights and obligations under any Option granted
before amendment of the Plan shall not be impaired by any
amendment of the Plan unless (i) the Company requests the
consent of the person to whom the Option was granted and
(ii) such person consents in writing.
	(e)	The Board at any time, and from time to time, may
amend the terms of any one or more Options; provided,
however, that the rights and obligations under any Option
shall not be impaired by any such amendment unless (i) the
Company requests the consent of the person to whom the
Option was granted and (ii) such person consents in writing.
12.	TERMINATION OR SUSPENSION OF THE PLAN.
	(a)	The Board may suspend or terminate the Plan at any
time.  Unless sooner terminated, the Plan shall terminate on
August 26, 2005, which shall be within ten (10) years from
the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No
Options may be granted under the Plan while the Plan is
suspended or after it is terminated.
	(b)	Rights and obligations under any Option granted
while the Plan is in effect shall not be impaired by
suspension or termination of the Plan, except with the
consent of the person to whom the Option was granted.
13.	EFFECTIVE DATE OF PLAN.
	The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.